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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                         13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                                 10006
(Address of principal                                            (Zip Code)
executive offices)


                              BANKERS TRUST COMPANY
                                LEGAL DEPARTMENT
                         130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

                            APPALACHIAN POWER COMPANY
               (Exact name of obligor as specified in its charter)

         VIRGINIA                                    -        54-0124790
(State or other jurisdiction of                            (I.R.S. employer
Incorporation or organization)                             Identification no.)


40 FRANKLIN ROAD
ROANOKE, VIRGINIA                                                24011
(Address of principal executive offices)                       (Zip Code)

                         ------------------------------

                                 UNSECURED NOTES
                       (Title of the indenture securities)
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                                       -2-



ITEM   1.     GENERAL INFORMATION.
              Furnish the following information as to the trustee.

                       (a) Name and address of each examining or supervising
              authority to which it is subject.

           NAME                                                 ADDRESS
           ----                                                 -------
           Federal Reserve Bank (2nd District)                  New York, NY
           Federal Deposit Insurance Corporation                Washington, D.C.
           New York State Banking Department                    Albany, NY

              (b) Whether it is authorized to exercise corporate trust powers.

                  Yes.

ITEM   2.     AFFILIATIONS WITH OBLIGOR.

              If the obligor is an affiliate of the Trustee, describe each such affiliation.

                     None.

ITEM   3.-15. NOT APPLICABLE

ITEM  16.     LIST OF EXHIBITS.

              EXHIBIT 1- Restated Organization Certificate of Bankers Trust Company dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

              EXHIBIT 2-  Certificate of Authority to commence
                          business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


              EXHIBIT 3- Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

              EXHIBIT 4- Existing By-Laws of Bankers Trust Company, as amended on September 17, 1996. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-15263.

             EXHIBIT 5 - Not applicable.

             EXHIBIT      6 - Consent of Bankers Trust Company
                          required by Section 321(b) of the Act. -
                          Incorporated herein by reference to Exhibit
                          4 filed with Form T-1 Statement,
                          Registration No. 22-18864.

             EXHIBIT 7 -  A copy of the latest report of condition of Bankers
                          Trust Company dated as of September 30, 1996.

             EXHIBIT 8 -  Not Applicable.

             EXHIBIT 9 -  Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22nd day of January, 1997.


                                  BANKERS TRUST COMPANY



                                  By:  /s/ Scott Thiel
                                     ---------------------------------------
                                           Scott Thiel
                                           Assistant Vice President

Legal Title of Bank:       Bankers Trust Company              Call Date:   9/30/96               ST-BK:   36-4840          FFIEC 031
Address:                   130 Liberty Street                 Vendor ID: D                       CERT:  00623              Page RC-1
City, State    ZIP:        New York, NY  10006                                                                             11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                --------------
                                                                                                                  |  C400    |
                                                  Dollar Amounts in Thousands    |  RCFD        Bil Mil Thou                 |
ASSETS                                                                           |  / / / / / / / / / / / / / / / / / /      |
  1.    Cash and balances due from depository institutions
         (from Schedule RC-A):                                                   |  / / / / / / / / / / / / / / / / / /      |
         a.   Noninterest-bearing balances and currency and coin(1) ...........  |   0081                          809,000   |1.a.
         b.   Interest-bearing balances(2) ....................................  |   0071                        4,453,000   |1.b.
  2.    Securities:                                                              |  / / / / / / / / / / / / / / / / / /      |
         a.   Held-to-maturity securities (from Schedule RC-B, column A) ......  |   1754                                0   |2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D).....  |   1773                        4,133,000   |2.b.
  3    Federal funds sold and securities purchased under agreements to resell
         in domestic offices of the bank and of its Edge and Agreement           |  / / / / / / / / / / / / / / / / / /      |
         subsidiaries, and in IBFs:                                              |  / / / / / / / / / / / / / / / / / /      |
        a.   Federal funds sold ..............................................   |   0276                        5,933,000   |3.a.
        b.   Securities purchased under agreements to resell ..................  |   0277                          413,000   |3.b.
  4.   Loans and lease financing receivables:                                    |   / / / / / / / / / / / / / / / / / /     |
        a.   Loans and leases, net of unearned income
              (from Schedule RC-C)                 RCFD 2122    27,239,000       |   / / / / / / / / / / / / / / / / / /     |4.a.
        b.   LESS:   Allowance for loan and lease losses
                           ......................  RCFD 3123       917,000       |   / / / / / / / / / / / / / / / / / /     |4.b.
        c.   LESS:   Allocated transfer risk reserve
                        ...........................RCFD 3128             0       |   / / / / / / / / / / / / / / // / /      |4.c.
        d.   Loans and leases, net of unearned income,                           |   / / / / / / / / / / / / / / / / / /     |
             allowance, and reserve (item 4.a minus 4.b and 4.c) ............... |   2125                       26,322,000   |4.d.
  5.   Assets held in trading accounts ......................................... |   3545                       36,669,000   |5.
  6.   Premises and fixed assets (including capitalized leases) ................ |   2145                          870,000   |6.
  7.   Other real estate owned (from Schedule RC-M) ............................ |   2150                          215,000   |7.
  8.   Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)                                            |   2130                          212,000   |8.
  9.   Customers' liability to this bank on acceptances outstanding ...........  |   2155                          577,000   |9.
10.   Intangible assets (from Schedule RC-M) ..................................  |   2143                           18,000   |10.
11.   Other assets (from Schedule RC-F) ........................................ |   2160                        8,808,000   |11.
12.   Total assets (sum of items 1 through 11) ................................  |   2170                       89,432,000   |12.

--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:       Bankers Trust Company             Call Date: 9/30/96        ST-BK:    36-4840         FFIEC  031
Address:                   130 Liberty Street                Vendor ID: D              CERT:     00623           Page  RC-2
City, State       Zip:     New York, NY  10006                                                                   12
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED                                            ___________________________________
                                 Dollar Amounts in Thousands      | / / / / / / / /       Bil Mil Thou __         __|
------------------------------------------------------------------------- ---------------------------------------------------------
LIABILITIES                                                       | / / / / / / / / / / / / / / / // / / / / / / |
13. Deposits:                                                     |/ / / / / / / / / / / / / / / / / / / / / / / |
         a.   In domestic offices (sum of
                totals of columns A and C from
                Schedule RC-E, part I)                                 | RCON 2200                  9,391,000             |13.a.
         (1)   Noninterest-bearing(1) .........
                  ...................RCON 6631   2,734,000.....        |  / / / / / / / / / / / / / / / / / / / / / / /   |13.a.(1)
         (2)  Interest-bearing ......RCON 6636   6,657,000.....   |  / / / / / / / / / / / / / / / / / / / / / / /        |13.a.(2)
         b.   In foreign offices, Edge and
                Agreement subsidiaries, and
                IBFs (from Schedule RC-E                          |  / / / / / / / / / / / / / / / / / / / / / / /        |
                part II)                                          | RCFN 2200                      23,385,000     |13.b.
         (1)   Noninterest-bearing ........
                      ..............RCFN 6631      654,000        |  / / / / / / / / / / / / / / / / / / / / / / /|13.b.(1)
         (2)   Interest-bearing ............
                      ..............RCFN 6636   22,731,000        |  / / / / / / / / / / / / / / / / / / / / / /          |13.b.(2)
14.    Federal funds purchased and securities
         sold under agreements to repurchase in                   |  / / / / / / / / / / / / / / / / / / / / / / /        |
         domestic offices of the bank and of
         its Edge and Agreement subsidiaries, and in IBFs:        |  / / / / / / / / / / / / / / / / / / / / / / /        |
         a.   Federal funds purchased .........................           | RCFD 0278                       3,090,000     |14.a.
         b.   Securities sold under agreements to repurchase ..   | RCFD 0279                          99,000     |14.b.
15.      a.   Demand notes issued to the U.S. Treasury ........           | RCON 2840                               0     |15.a.
         b.   Trading liabilities .............................   | RCFD 3548                      18,326,000     |15.b.
16.    Other borrowed money:                                      |  / / / / / / / / / / / / / / / / / / / / / /          |
         a.   With original maturity of one year or less ......   | RCFD 2332                      17,476,000     |16.a.
         b.   With original maturity of more than one year ....   | RCFD 2333                       2,771,000     |16.b.
17.    Mortgage indebtedness and obligations under
         capitalized leases ...................................   | RCFD 2910                          31,000     |17.
18.    Bank's liability on acceptances executed and
         outstanding ..........................................           | RCFD 2920                         577,000     |18.
19.    Subordinated notes and debentures ......................           | RCFD 3200                       1,228,000     |19.
20.    Other liabilities (from Schedule RC-G) .................           | RCFD 2930                       8,398,000     |20.
21.    Total liabilities (sum of items 13 through 20) .........   | RCFD 2948                      84,772,000     |21.
                                                                  |  / / / / / / / / / / / / / / / / / / / / / / /        |
22.    Limited-life preferred stock and related surplus .......           | RCFD 3282                               0     |22.
EQUITY CAPITAL                                                    |  / / / / / / / / / / / / / / / / / / / / / / /|
23.    Perpetual preferred stock and related surplus ..........           | RCFD 3838                         500,000     |23.
24.    Common stock ...........................................           | RCFD 3230                       1,002,000     |24.
25.    Surplus (exclude all surplus related to preferred
         stock) ...............................................           | RCFD 3839                         527,000     |25.
26.    a.   Undivided profits and capital reserves ............           | RCFD 3632                       3,017,000     |26.a.
       b.   Net unrealized holding gains (losses) on
              available-for-sale securities ...................   | RCFD 8434                  (       16,000)     |26.b.
27.    Cumulative foreign currency translation adjustments ....   | RCFD 3284                  (      370,000)     |27.
28.    Total equity capital (sum of items 23 through 27) ......   | RCFD 3210                       4,660,000      |28.
29.    Total liabilities, limited-life preferred stock,
         and equity capital (sum of items 21, 22,                 |  / / / / / / / / / / / / / / / / / / / / / / / |
         and 28) ..............................................   | RCFD 3300                      89,432,000      |29.

------------------

Memorandum
To be reported only with the March Report of Condition.

   1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
         for the bank by independent external auditors as of any date during       .       Number
         1995...................................................................... |  RCFD     6724     N/A          |  M.1

1  =     Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2  =     Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3  =     Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4  =     Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5  =     Review of the bank's financial statements by external auditors

6  =     Compilation of the bank's financial statements by external auditors

7  =     Other audit procedures (excluding tax preparation work)

8  =     No external audit work

---------------------

(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New
York, this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.



                                                     Peter M. Philbin
                                               ------------------------------
                                               Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                         James T. Byrne, Jr.
                                         ---------------------------
                                         James T. Byrne, Jr.
                                         Managing Director


                                         Lea Lahtinen
                                         ---------------------------
                                         Lea Lahtinen
                                         Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                         Lea Lahtinen
                                         ---------------------------
                                         Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


         Sandra L. West
---------------------------------
         Notary Public

           SANDRA L. WEST                        Counterpart filed in the
   Notary Public State of New York               Office of the Superintendent of
           No. 31-4942101                        Banks, State of New York,
    Qualified in New York County                 This 21st day of March, 1996
Commission Expires September 19, 1996